Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-228333) of KKR & Co. Inc. of our report dated February 28, 2020 relating to the financial statements of Global Atlantic Financial Group Limited, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 10, 2020